Exhibit 10.1

STATE OF ISRAEL

LICENSE

License No. 401/"Megiddo-Jezreel"

Pursuant to my authority under section 16 of the Petroleum Law 5712-1952

This LICENSE is granted to Zion Oil & Gas Inc. (100%)

This LICENSE is granted over the area described in the First Annex.

This LICENSE is granted – subject to the provisions of the Petroleum Law, 5712-1952, and the regulations issued pursuant thereto, and to the special conditions detailed in the Second Annex, which is an integral part of this license.

Granted in Jerusalem, on the 30 of Kislev 5774, December 3, 2013

Mr. Alexander Varshavsky
Petroleum Commissioner

This License was registered at the Petroleum Registry on the 30 Kislev 5774, 3 December 2013

STATE OF ISRAEL

License No. 401/"Megiddo-Jezreel"

FIRST ANNEX

Description of the Area

Number on map	X	Y	Comments
1	226,614	729,594
2	246,249	718,970
3	246,000	711,000
4	244,869	711,000
5	246,002	707,000
6	251,595	707,000
7	251,566	699,431	To point 8 along the Green line
8	243,191	702,137
9	240,189	704,361
10	239,490	714,378
11	236,101	715,506
12	232,185	714,068
13	231,441	713,501	To point 14 along the Green line
14	221,049	717,386
15	217,681	721,404
16	219,463	726,571

Total area is approximately 400,000 dunam (400 square kilometers)

The coordinates are based on the new Israeli grid.

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The area of the license is defined solely by the above stated coordinates (see the term above, we use a coordinate system rather than waypoints). It is hereby specified that in the event of a discrepancy between maps submitted by the Licensee and the above description, then the coordinates prevail.

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Granting of this license shall not make redundant receiving any permit, confirmation or license from any public body or other as required by law. In addition this license shall not be deemed to make redundant arranging all aspects necessary by law through any public or private body.

Continuation of First Annex

License No. 401/"Megiddo-Jezreel"

Map 400,000 Dunam (approx.)

30 Kislev 5774
3 December, 2013

Mr. Alexander Varshavsky - Petroleum Commissioner

STATE OF ISRAEL

License No. 401/"Megiddo-Jezreel"

SECOND ANNEX

SPECIAL CONDITIONS

This license will be for the period of 3 December 2013 until 2 December 2016.

During the license period the Licensee shall carry out the work program as follows:

No.	ACTIVITY DESCRIPION	PROJECTED TO BE CARRIED OUT BY:
1
Sign agreement with seismic contractor for reprocessing of 2-4 existing seismic lines and following the results, reprocess further 6 seismic lines, and provide the commissioner with the contractor agreement
1 March 2014

2	Field viability investigation of conducting seismic in Jezreel Valley and provide the report to the commissioner	1 March 2014

3
Sign agreement with geophysical contractor to conduct 2D seismic reflection survey, based on the viability investigation results, with minimum of 30 km, and provide the commissioner with the contractor agreement
1 April 2014

4	RockEval of organic rich rocks of En Zetim Formation samples for identifying the potential for oil generation, and submit report on results	1 April 2014

5	Geological basin analysis based on existing available data, including burial history, maturity and oil generation conditions modeling, and submit report on results	1 June 2014

6
Finalize reprocessing of 2-8 seismic lines (according to stage 1 of the program) and submit the reprocessed results and a report, based on the instructions on the Ministry of National Infrastructures, Energy and Water Resources website, under "Delivery of seismic data guidelines"
1 September 2014

7	2D reflection seismic survey acquisition in Jezreel Valley (according to stage 3 of the work plan)	1 December 2014

8
Submit the 2D reflection seismic survey results, including QA/QC of seismic acquisition, report of field data and all accompanying reports, as defined by the "Delivery of seismic data guidelines” that appear on the Ministry of National Infrastructures, Energy and Water Resources website.
6 weeks after seismic acquisition is completed

9	Seismic data processing of the new acquired data, and submit the processing results and reports, based on the instructions on the "Delivery of seismic data guidelines"	1 March 2015

10
Seismic interpretation of reprocessed seismic lines and new acquired seismic lines, including mapping of at least 4 significant seismic horizons, and preparing time and depth structural maps along the license area, and submit geophysical summary report
1 June 2015

11	Submit a drilling prospect, to include the proposed well location, geological and geophysical description of the well targets, with geological forecast and an initial engineering plan	1 July 2015

12
Submit a resource assessment report prepared by an authorized independent firm (Competent Person Report), in accordance with the Petroleum Resources Management System (PRMS), and submit to the commissioner
1 September 2015

13	Submit an environmental document, based on the Petroleum Regulations (deviation permission from the planning and building law), 2012	1 October 2015

14	Sign a contract with a drilling contractor, and provide the commissioner with the contractor agreement	1 October 2015

15	Submit a detained engineering plan for performing the drilling	1 October 2015

16	Spud a well within the license area to proposed total depth of 4,000 meters (13,124 ft.)	1 December 2015

17	Submit a final report of the drilling results	1 September 2016

18	Submit a continued work plan within the license area (future license development)	1 October 2016

Granted in Jerusalem on the 30 of Kislev 5774, December 3, 2013

Alexander Varshavsky /S
Petroleum Commissioner